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                                REAL ESTATE NOTE

$4,000,000.00                                                 July 17, 1997
                                                         Fulton County, Georgia

         1. Promise to Pay. FOR VALUE RECEIVED, the undersigned ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as "Maker"), promises to pay to the order of THE CANADA LIFE ASSURANCE COMPANY, a corporation organized and existing under the laws of Canada (hereinafter referred to as "Payee"; Payee, and any subsequent holder(s) hereof, being hereinafter referred to collectively as "Holder"), at the office of Wilson & Nolan Southeast, Inc., Eleven Piedmont Center, Ninth Floor, Atlanta, Georgia 30305, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FOUR MILLION AND NO/l00 DOLLARS ($4,000,000.00), or so much thereof as is from time to time outstanding and unpaid, together with any and all interest thereon, from the date hereof, at the rate hereinafter set forth, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid as provided herein (the "Loan").

         2. Security. This Note is secured, inter alia, by (i) that certain Deed to Secure Debt and Security Agreement (the "Deed to Secure Debt") dated of even date herewith, given by Maker to Payee and to be recorded in Douglas County, Georgia records, which encumbers certain real property located in Douglas County, Georgia and described in the Deed to Secure Debt (the "Premises"), (ii) that certain Assignment of Leases and Rents dated of even date herewith and given by Maker to Payee and to be recorded in Douglas County, Georgia records (the "Assignment"), and (iii) all other documents and instruments evidencing, governing, securing or in any way relating or pertaining to the indebtedness evidenced hereby (collectively, the "Other Security Documents"; this Note, the Deed to Secure Debt, the Assignment, and the Other Security Documents are hereinafter collectively referred to as the "Loan Documents").

         3. Interest.

            3.1 Note Rate. From and after the date hereof until the Maturity Date (as such term is hereinafter defined) or default as hereinafter provided, interest shall accrue at the rate of 7.65% per annum (the "Note Rate"). Principal and interest shall be due and payable in equal consecutive monthly installments (the "Monthly Payments") equal to TWENTY-EIGHT THOUSAND THREE HUNDRED EIGHTY-ONE AND 00/100 DOLLARS ($28,381.00) each, commencing on September 1, 1997, and continuing on the first (1st) day of each and every month thereafter until May 1, 2001, on which date the entire unpaid principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full (the "Maturity Date"). Each such monthly installment shall be applied first to Late Charges (as such term is hereinafter defined) and other fees, costs and charges, if any, reimbursable to Holder as provided herein or in any of the other Loan Documents in such order as Holder determines in its sole discretion, and then to the


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payment of accrued interest, and last to unpaid principal. Interest shall be calculated on a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months. The interest paid hereunder shall equal the per diem charge times the actual number of days the indebtedness evidenced hereby is outstanding. Realty tax and insurance escrow deposits may be commingled with the Holder's other funds and shall not bear interest.

            3.2 Prepayment. The indebtedness evidenced hereby may be prepaid in full only and not in part, upon sixty (60) days' prior written notice to Holder and upon payment to Holder of the entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon, together with all other sums due Holder hereunder, and together with a prepayment premium equal to the greater of:

                 3.2.1 One percent (1%) of the principal balance outstanding under the Loan at the date of such prepayment or:

                 3.2.2  The difference between:

                         (i) the discounted value of all required monthly payments for the remaining term of the Loan and the discounted value of the outstanding principal balance of the Loan at the Maturity Date, calculated utilizing a discount rate equal to the monthly equivalent yield-to-maturity rate of a U.S. Treasury Note or Bond, and

                         (ii) the principal balance outstanding under the Loan at the date of such prepayment.

The monthly equivalent yield-to-maturity rate shall be predicated on the U.S. Treasury Note or Bond closest in maturity to the Maturity Date, as selected by Holder on the fifth (5th) business day preceding the date of prepayment (as reported in The Wall Street Journal, or if The Wall Street Journal is no longer published, as reported in a similar daily financial publication of national circulation and selected by Holder).

         Notwithstanding the foregoing, upon five (5) business days' prior written notice to Holder, Maker shall have the option to prepay the indebtedness evidenced hereby in full during the final ninety (90) days of the term of the Loan without the payment of such prepayment premium. Further, in the event a prepayment is made as a result of the application of condemnation proceeds or a casualty insurance loss settlement and the Loan is not in default beyond any applicable cure period at the time of such prepayment, then Holder shall waive the payment of a prepayment premium. For the avoidance of doubt, and except as set forth below, any prepayment made at any time, other than during the final ninety (90) days of the term of this Note and with funds not derived from condemnation or insurance proceeds, shall include a prepayment premium computed as


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aforesaid. Any notice to Holder pursuant to the provisions of this paragraph shall be given in accordance with the requirements of the Deed to Secure Debt.

         Maker expressly agrees that in the event of the acceleration of the Maturity Date of the indebtedness evidenced hereby as the result of any default hereunder or under any of the other Loan Documents (which default remains uncured after the lapse of any applicable cure or grace period) including, without limitation, any acceleration arising from an unpermitted transfer of any interest in the Premises, a tender by or on behalf of Maker of the amount necessary to satisfy in full the indebtedness evidenced hereby made at any time prior to the completion of any foreclosure proceeding and the final and irrevocable divestiture of all of Maker's right, title and interest in and to the Premises, shall constitute an evasion of the prepayment provisions hereof and shall be deemed to be a voluntary prepayment hereunder. Accordingly, in any of the aforesaid events, Holder shall have no obligation to accept any tender of the entire unpaid principal balance hereof together with all accrued and unpaid interest thereon and all other sums due Holder hereunder or under any of the other Loan Documents unless the payment of said amounts is accompanied by the payment of such prepayment premium computed as aforesaid.

         Maker hereby expressly waives the provisions of any statute or rule of law or equity now provided, or which may hereafter be provided, which would prohibit the collection of such prepayment premium or be in conflict with or produce a result contrary to the foregoing provisions of this paragraph.

            3.3 Default Interest. It is hereby expressly agreed that should any payment of principal or interest as stipulated above or any deposit as stipulated in Section 1.05 of the Deed to Secure Debt not be paid on or before five (5) days from the due date thereof, provided, however, as to the first such payment of principal and interest within any twelve month period which is not paid when due, Holder shall provide Maker with written notice of the failure to pay and the opportunity to pay the amount of any such payment so due, without payment of any "Late Charge" (as hereinafter defined), on or before five (5) days after receipt of said notice (but after once giving such notice of failure to pay during any twelve month period, no additional notice of failure to pay shall be required to be given by Lender during that twelve month period) or should any default be made in the performance of any of the non-monetary covenants or conditions contained in the Loan Documents, which remains uncured for a period of thirty (30) days from receipt of written notice from Holder (or in the event such default may not be reasonably cured within such thirty (30) day cure period such cure period shall be extended for a reasonable time thereafter so long as Maker commences to cure such default within the thirty (30) day grace period and thereafter diligently pursues such cure to completion) then, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder or under the other Loan Documents, or any of them, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice, or further notice, to Maker at once become due and payable and may be collected forthwith, regardless of the stipulated Maturity Date. Interest shall accrue on the outstanding principal balance of this Note from the date of any default hereunder and for so long as such default continues,



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regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate of the Note Rate, plus three percent (3%) per annum (the "Default Rate"); provided however, no default shall occur until after expiration of the applicable notice and right to cure period. All such interest, together with the Late Charge, if applicable, shall be paid at the time of and as a condition precedent to the curing of any such default should Holder, at its sole option, allow such default to be cured. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, attorney's fees actually incurred being defined as attorneys fees based on the attorneys normal hourly rate and the number of hours worked (and not the attorney's fees statutorily defined in O.C.G.A. Section 13-1-11) and expenses related thereto.

            3.4 Late Charges. In addition to, and not in lieu of, any other right or remedy of Holder hereunder or under any other Loan Documents, Holder shall have the right to charge and collect (but only as to such installment then due) and Maker hereby agrees to pay, for any installment not received by Holder within five (5) days of the due date thereof, a Late Charge (the "Late Charge" or "Late Charges") in an amount equal to four percent (4.0%) of the installment which is then due and payable (including without limitation any escrow deposits for taxes and insurance required to be paid as a part of such installment, if any). In no event and under no circumstances shall the provisions of this paragraph or the immediately preceding paragraph be deemed or construed to constitute any waiver of the terms hereof or of any of the other Loan Documents as to the time for performance by Maker hereunder or thereunder. Any Late Charge imposed by Holder in accordance with this paragraph 3.4 shall be due and payable on demand. Maker acknowledges and agrees that any such Late Charge shall not be deemed to be additional interest or a penalty, but shall be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance. If any such Late Charge is in excess of the amount permitted to be charged to Maker under applicable law, Holder shall be entitled to collect the Late Charge at the highest rate permitted by such law. Until any and all Late Charges and interest after default are paid in full the amount thereof shall be added to the indebtedness evidenced hereby and shall accrue interest at the Note Rate.

         4. Intentionally Omitted

         5. Waiver; No Waiver. Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices, except as provided herein or in any of the other Loan Documents, are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in



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conflict with the foregoing. No extension of the time for the payment of this
Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability, subject to paragraph 7 hereof, of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys and assigns to Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all reasonable costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Holder the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

         6. Maximum Rate; Severability. It is the intention of the parties hereto to conform strictly to the usury laws, whether state or federal, from time to time in force and applicable to this Note. If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently described by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Holder and Maker.

         7. Limitation on Liability. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Maker shall not be personally liable for (i) the repayment of any of the principal or interest due under this Real Estate Note, or (ii) failure to perform any other covenants, obligations or agreements under any of the Loan Documents; PROVIDED, HOWEVER, the foregoing limitation on liability shall not apply to, and the Maker, shall be and remain fully and personally liable for,and shall indemnify and hold harmless Holder from and against, any loss, cost, claim, damage, liability or expense (including attorney's fees actually



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incurred and expenses related thereto) suffered or incurred by Holder and arising, directly or indirectly, from any of the following:

            7.1 any breach, violation, default or failure to perform by the Maker under any of the terms, covenants and conditions of that certain Indemnity Agreement Regarding Hazardous Materials and Handicapped Access Laws (the "Indemnity Agreement") dated of even date herewith by and among Maker, Roberts Realty Investors, Inc. (collectively the "Indemnitor") and Payee;

            7.2 the misappropriation or misapplication of rents, issues, profits and revenues (including without limitation security or similar deposits, guarantees and prepaid rents paid by tenants of the Premises) received or applicable to the period after receipt of a notice of default and prior to a foreclosure of the Premises, to the extent that such rents, issues, profits or revenues are not paid over to Holder or not applied to taxes, insurance or other expenses attributable to the Premises;

            7.3 the misappropriation or misapplication of (i) proceeds paid prior to a foreclosure under any insurance policies by reason of damage, loss or destruction to any portion of the Premises, to the full extent of such proceeds, or (ii) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation, prior to any such foreclosure, of any portion of the Premises, to the full extent of such proceeds or awards;

            7.4 any fraud or misrepresentation of the Maker contained herein or in any of the other Loan Documents;

            7.5 any breach of the terms and conditions of Section 1.18 of the Deed to Secure Debt;

            7.6 any failure to deliver to Holder after acceleration of the indebtedness evidenced hereby any security or other deposits or rents paid for more than thirty (30) days in advance;

            7.7 any failure to pay taxes or insurance premiums or charges for labor or material or any and all other costs, the non-payment of which could result in a lien being filed or imposed on the Premises;

            7.8 amounts necessary to repair or restore, as may be required by the Loan Documents, or any of them, any portion of the Premises encumbered by the Loan Documents, or any of them, caused by the willful or wanton acts or omissions of the Maker and Indemnitor in purposely damaging the Premises;

            7.9 all out-of-pocket costs and expenses incurred by Holder as a result of enforcing its rights and remedies under the terms and provisions of the Loan Documents, or any of them.



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         Nothing contained in this paragraph shall (i) be deemed to be a release or impairment of (a) the indebtedness evidenced by this Note, or (b) the lien and security title of the Loan Documents upon the Premises, or (ii) preclude Holder from (a) foreclosing the Loan Documents in case of any default or (b) enforcing any of the other rights of Holder except as stated in this paragraph.

         8. Consent to Jurisdiction. Maker hereby submits to personal jurisdiction in the State of Georgia for the enforcement of Maker's obligations hereunder and under the other Loan Documents, and waives any and all personal rights under the laws of any other state to object to jurisdiction within the State of Georgia for purposes of litigation to enforce such obligation of Maker. In the event such litigation is commenced, Maker agrees that service of process may be made and personal jurisdiction over Maker obtained, by service of a copy of the summons, complaint and other pleadings required by applicable law to commence such litigation upon Maker's appointed Agent for Service of Process in the State of Georgia which Agent Maker hereby designates to be Sanford H. Zatcoff, Esq., Holt, Ney, Zatcoff & Wasserman, LLP, 100 Galleria Parkway, Suite 600, Atlanta, Georgia 30339-5911; provided, however, Maker may replace such Agent with such other appointed Agent for service of process upon thirty (30) days prior written notice to Holder. Notwithstanding anything in this paragraph to the contrary, the State of Georgia is not the exclusive jurisdiction for actions under this Note, and personal jurisdiction may be had against Maker and suit may be brought by Holder with respect to the enforcement of Maker's obligations hereunder and under the other Loan Documents in any other states or jurisdictions permitted by law.

         9. Notices. Any and all notices, elections or demands permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving such notice, election or demand, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.

                  If to Maker: Roberts Properties Residential, L.P.
                               8010 Roswell Road, Suite 120
                               Atlanta, Georgia 30350

                  Copy to:     Hold, Ney,Zatcoff & Wasserman, LLP


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                               100 Galleria Parkway, Suite 600
                               Atlanta, Georgia 30339-5911
                               Attention: Sanford H. Zatcoff, ESq.


                  If to Payee: The Canada Life Assurance Company
                               330 University Avenue
                                 Toronto, Ontario, Canada M5G 1R8

                  Copy to:     Wilson & Nolan Southeast, Inc.
                               Eleven Piedmont Center
                               Ninth Floor
                               Atlanta, Georgia  30305
                               Attention:  Geoffrey Nolan

         Any party to this Note may change the address for service from time to time by giving notice in accordance with the foregoing.

         10. Governing Law. This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

         11. Successors, Assigns; Joint Liability. As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a "Maker" hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

         12. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH REGARD TO ANY ISSUES ARISING OUT OF OR RELATED TO THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE. PAYEE, BY ACCEPTANCE OF THIS NOTE, SHALL ALSO BE DEEMED TO HAVE WAIVED ANY RIGHT TO A JURY TRIAL WITH REGARD TO SUCH ISSUES.



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         IN WITNESS WHEREOF, Maker has executed this Note under seal on the day and year first above written.

                                           MAKER:


                                           ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                                           a Georgia limited partnership

                                           By: Roberts Realty Investors, Inc., a
                                               Georgia corporation, its general
                                               partner

                                           By: /s/ Charles S. Roberts
                                              ----------------------------------
                                                Charles S. Roberts, President

                                                                [CORPORATE SEAL]

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